Exhibit 99.1

READY. SET. GROW. MAXIMIZING YIELDS Investor Presentation August 2013 NYSE:UAN

The following information contains forward-looking statements based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. You are cautioned not to put undue reliance on such forward-looking statements (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including those noted in the Company’s filings with the Securities and Exchange Commission. CVR Partners, LP assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Safe Harbor 2 NYSE:UAN

Overview & Strategic Factors Solid market fundamentals Strategically located assets Fully utilized capacity & high run time rates Feed stock advantages Experienced management team Multiple opportunities for growth -- Growth-oriented partnership formed by CVR Energy, Inc. in June 2007 ... IPO in April 2011 -- -- General Partner has non-economic interest (no IDRs or management fees) -- -- Manufacturing facility produces ammonia and urea ammonium nitrate (UAN) -- -- Facility located in Coffeyville, KS ... capacity to produce ~8% of annual UAN demand in U.S. -- 3 NYSE:UAN

Pounds (lbs) Source: USDA, Census Bureau, World Bank, http://data.worldbank.org/indicator/AG.LND.ARBL.HA.PC. Hectares Per Person (1) World Farmland Per Capita 4 NYSE:UAN Solid Market Fundamentals Key Demand Drivers (1) 1 hectare equals 2.471 acres World Population: 1950-2050 Billions U.S. Corn Use for Wet-Mill Products

Nitrogen represents ~62% of fertilizer consumption (1) Nitrogen fertilizers have most stable demand Must be applied annually Primary determinant of crop yield Corn consumes the largest amount of nitrogen fertilizer Solid Market Fundamentals Consistent Growth in Fertilizer Demand (1) Per the International Fertilizer Industry Association Potash Note: Nutrient Tons; Fertilizer Years. Source: International Fertilizer Industry Association; U.S. Bureau of the Census, International Data Base Phosphate Nitrogen Millions of Metric Tons Global Fertilizer Consumption Population (mid-year) Population in Millions 5 NYSE:UAN Nitrogen CAGR 2.7%

Nitrogen Remains Small Portion of Farmer’s Cost Profile Solid Market Fundamentals Farmer Profitability Supports Fertilizer Price 6 NYSE:UAN U.S. Farmer Total Input Costs Input Costs and Prices per Bushel ($) Other Variable 11% Seed/Chemicals 18% Fixed Costs 46% % TOTAL (2012) CORN FUTURES* May 14: $4.76 Fertilizers 25% Dec 13: $4.55 * As of August 14, 2013 Source: Capital IQ Price per Bushel ($) 2008-2012 Avg. $5.43 2013 YTD Avg. $7.00 Dec 14: $4.94

Solid Market Fundamentals U.S. is Net Importer of Nitrogen 000’s of Nitrogen Tons U.S. Nitrogen Production & Consumption Source: Fertecon, May 2013. 7 NYSE:UAN To meet demand requirements, U.S. has historically been net importer of nitrogen 2000-2012 Average 2.4 million tons per year 21% of demand 2012 3.9 million tons 30% of demand Anticipate U.S. will remain net importer of nitrogen despite expected capacity expansions

U.S. Net Imports of UAN were 23% of U.S. Demand in 2012 (1) Solid Market Fundamentals Excess Demand Driving Net Imports of UAN Country 2008 2009 2010 2011 2012 Trinidad & Tobago 0 0 777 1,010 852 Russia 953 658 749 674 750 Canada 487 427 437 617 402 Romania 185 29 254 487 284 Egypt 174 0 123 117 221 Lithuania 431 69 79 489 395 Ukraine 173 0 73 30 0 Poland 123 0 0 0 0 Estonia 13 30 117 92 0 Netherlands 28 0 44 144 143 Bulgaria 58 0 33 21 109 Germany 13 69 30 153 81 Turkey 0 0 0 0 46 Rest of world 3 3 2 29 3 Total 2,641 1,285 2,718 3,853 3,286 U.S. Imports of UAN (000’s of UAN Tons) Source: USDA. U.S. North America 2008 Demand Production 8 NYSE:UAN (1) North American net imports of UAN were 21% of North American demand in 2012.

 9 NYSE:UAN Solid Market Fundamentals Fertilizer Prices Remain Attractive Spot Prices (U.S. Southern Plains) Ammonia Urea UAN 1/1/08 - 8/12/13 $553.80 $433.46 $316.26 8/9/10 - 8/12/13 $626.10 $460.80 $343.65 8/13/12 – 8/12/13 $672.84 $428.38 $337.36 Average Prices Supply/Demand Dynamics Support Positive Long-Term Pricing Environment Price per Ton Source: Green Markets.

Historical Data Indicates 2013 Year Ending Corn Stocks of 11% or Less -- Expect More than 90 Million Acres to be Planted in 2014 -- Solid Market Fundamentals Acres Planted Impacts Crop Yield 10 NYSE:UAN Millions of Acres Bushels per Acre U.S. Corn Planted & Yields Source: USDA. Projected Stocks & Use Millions of metric tons (unless otherwise noted) 2013 2013 (Assuming 95 MM Acres Planted) Greater 90 MM Greater 90 MM acres 90 MM USDA (1) acres USDA or less acres Planted (MM acres) 97.4 97.4 95.0 95.0 95.0 Harvested % 91.5% 91.5% 91.5% 91.5% 91.5% Yield (bu/ac) 154.4 149.0 154.4 153.0 149.0 Beginning Stocks 719 719 719 719 719 Production 13,763 13,276 13,418 13,295 12,944 Imports 30 30 30 30 30 Total Available 14,512 14,025 14,167 14,044 13,693 Total Use 12,675 12,675 12,675 12,675 12,675 Ending Stocks 1,837 1,350 1,492 1,369 1,018 Stocks to Use % 14.5% 10.7% 11.8% 10.8% 8.0% (1) USDA (WASDE August 12, 2013).

Strategically Located Assets Located in Corn Belt 54% of corn planted in 2012 was within $45/UAN ton freight rate of plant ~$15/UAN ton transportation advantage to Corn Belt vs. U.S. Gulf Coast * * Impacted by major scheduled turnaround (occurs every two years). 11 NYSE:UAN

Fully Utilized Capacity & High Run Rates (1) 1.0 ton of ammonia converts to 2.44 tons of UAN. (2) Excludes impact of major scheduled turnaround (occurs every two years) and third party air separation unit outage. Including impact of turnaround and third party outage, on-stream efficiency would have been 92.6% for gasifier, 91.1% for ammonia, and 86.4% for UAN. Capacity: 1,225 tons/day ammonia unit & 3,000 tons/day UAN unit (1) 2012 on-stream efficiency (2) Gasifier: 98.1% Ammonia: 97.1% UAN: 92.8% 12 NYSE:UAN

Feed Stock Advantages 13 NYSE:UAN Utilize pet coke as feed stock versus natural gas Lower production cost compared to competition Advantage when natural gas price is higher than ~$3.90/MMBtu* * Reflects price delivered to plant. Henry Hub price is lower as excludes transportation cost to plant gate. 70% of pet coke requirement contracted through 2027 Abundant supply from 3rd parties available by rail at attractive prices for remaining 30% Dual train gasifier insures reliability Capacity to sequester 100% of CO2 emissions

Experienced Management 14 NYSE:UAN

Operational efficiency Plant expand/enhance Specialty products Distribution/offsite storage Mergers and acquisitions Multiple Growth Opportunities Current 12-36 Months 4-5 Years 15 NYSE:UAN

$130MM project completed in March 2013 Capitalize on historical price premium of UAN to ammonia (NH3) UAN Plant Expansion UAN Price Premium to Ammonia* * Indicates price premium only (i.e., before incremental processing costs, etc.). 16 NYSE:UAN Ability to upgrade 100% of NH3 to UAN (1) Expanded UAN capacity by ~50% to ~1MM tons/year Previously upgraded ~70% of NH3 to UAN No longer selling substantial amount of NH3 Add’l conversion cost of ~$15 per UAN ton Current spot prices(2) indicate premium of ~$75 per add’l UAN ton from converting remaining ~30% of NH3 to UAN (3) 1.0 ton of ammonia converts to 2.44 tons of UAN. Reflects month to date (through August 19, 2013) spot prices for Southern Plains Ammonia ($505/ton) and Mid-Corn Belt UAN ($296/ton). $75 per add’l UAN ton is net after incremental conversion costs of $15 per add’l UAN ton and plant-specific conversion efficiency. Note: UAN Mid Corn Belt to Ammonia Southern Plains (with plant conversion factor of 2.44). 0 5 10 15 20 25 30 Cents Per Pound of Nitrogen

Historical Financial Success Millions Millions 17 NYSE:UAN See page 24 for a reconciliation of net income to EBITDA. See page 24 for a reconciliation of net income to EBITDA less maintenance capital. 82.2

Targeting Growth in 2013 Distributable Cash Flow Per Unit of $1.80 to $2.00 for 2013 Full Year -- $1.81 Paid to Unitholders for 2012 -- YTD 6/30/13 YTD 6/30/12 Change Sales $170.2 $159.7 6.6% EBITDA (1) $85.9 $78.1 10.0% Adjusted EBITDA (2) $87.9 $82.1 7.1% Operating Income $73.9 $67.5 9.5% Distributable Cash Flow (DCF) $87.2 $82.0 6.3% DCF/Unit $1.193 $1.123 6.2% US millions, except per unit data See page 24 for a reconciliation of net income to EBITDA. See page 24 for reconciliation of EBITDA to Adjusted EBITDA. 18 NYSE:UAN

Strong Financial Profile ($US millions, unless otherwise noted) Capitalization As of 6/30/13 Cash & Equivalents $111.9 Credit Facility due April 2016: Term Loan 125.0 $25 million Revolver - Total Debt $125.0 Partners' Equity 461.1 Total Capitalization (Book) $586.1 LTM EBITDA (1) $144.4 LTM Interest Expense (1) $4.6 Key Credit Statistics Total Debt / LTM EBITDA 0.9x LTM EBITDA / Interest Expense 31.4x Total Debt / Capitalization (Book) 21.3% Liquidity As of 06/30/13 Cash & Equivalents $111.9 $25 million Revolver 25.0 Less: Drawn Amount - Less: Letters of Credit Total Liquidity $136.9 Financial Flexibility to Support Growth Initiatives - As of 06/30/13 See page 24 for a reconciliation of LTM 06/30/13 EBITDA and Interest Expense . 19 NYSE:UAN

A Bright Outlook Strong industry fundamentals High-quality & strategically-located assets Premium product focus Attractive growth opportunities Experienced management team Pay out 100% of available cash each quarter No IDRs or management fees for General Partner 20 NYSE:UAN

MAXIMIZING YIELDS Appendix

Plant Process Flow Chart 22 NYSE:UAN

Non-GAAP Financial Measures To supplement the actual results in accordance with U.S. generally accepted accounting principles (GAAP), for the applicable periods, the Company also uses certain non-GAAP financial measures as discussed below, which are adjusted for GAAP-based results. The use of non-GAAP adjustments are not in accordance with or an alternative for GAAP. The adjustments are provided to enhance the overall understanding of the Company’s financial performance for the applicable periods and are also indicators that management utilizes for planning and forecasting future periods. The non-GAAP measures utilized by the Company are not necessarily comparable to similarly titled measures of other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) together provide a more comprehensive view of the Company’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial and operational planning decisions, and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations. 23 NYSE:UAN

CVR PARTNERS LP

NYSE:UAN

Non-GAAP Reconciliation

EBITDA: *Defined as net income before (i) net interest (income) expense; (ii) income tax expense; and (iii) depreciation and amortization expense, which are items management believes affect the comparability of operating results.*

Adjusted EBITDA: *Defined as EBITDA further adjusted for the impact of share-based compensation, non-cash and, where applicable, major scheduled turnaround expense and loss on disposition of assets. We present Adjusted EBITDA because it is a key measure used in material covenants in our credit facility and because it is the starting point for our available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flows from operations. Management believes that EBITDA and Adjusted EBITDA enable investors and analysts to better understand our ability to make distributions to our common unitholders and our compliance with the covenants contained in our credit facility. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.*

See below for reconciliation of net income to EBITDA, EBITDA to Adjusted EBITDA, & EBITDA less maintenance capital

(in $US millions)	For the Fiscal Years			
	2009	2010	2011	2012
Net income	$ 57.9	$ 33.3	$ 132.4	$ 112.2
Interest expense	-	-	4.0	3.8
Interest (income)	(9.0)	(13.1)	-	(0.2)
Depreciation and amortization	18.7	18.5	18.9	20.7
Income tax expense	-	-	-	0.1
EBITDA	$ 67.6	$ 38.7	$ 155.3	$ 136.6
Loss on disposition of assets	-	1.4	-	-
Turnaround	-	3.5	-	4.8
Share-based compensation	3.2	9.0	7.3	6.8
Adjusted EBITDA	$ 70.8	$ 52.6	$ 162.6	$ 148.2
EBITDA	$ 67.6	$ 38.7	$ 155.3	$ 136.6
Maintenance capital	2.6	8.9	6.2	7.7
EBITDA less maintenance capital	$ 65.0	$ 29.8	$ 149.1	$ 128.9

See below for reconciliation of net income to EBITDA & EBITDA to Adjusted EBITDA

(in $US millions)	Six Months Ended June 30,	
	2012	2013
Net income	$ 65.3	$ 71.0
Interest expense, net	2.1	2.9
Depreciation and amortization	10.6	12.0
Income tax expense	0.1	-
EBITDA	$ 78.1	$ 85.9
Major turnaround expense	-	-
Share-based compensation	4.0	2.0
Adjusted EBITDA	$ 82.1	$ 87.9

See below for reconciliation of LTM 06/30/13 EBITDA & Interest Expense

(in $US millions)	EBITDA	Interest Expense
6 months ended 6/30/13	$ 85.9	$ 2.9
12 months ended 12/31/12	136.6	3.8
Less: 6 months ended 6/30/12	78.1	2.1
LTM 6/30/13	$ 144.4	$ 4.6

24

Activities & Transactions 25 NYSE:UAN January-March April-June July-September October-December Average Season Dealer/Distributor Fill Orders & Wheat Topdress Spring Planting Dealer/Distributor Fill Orders Dealer/Distributor Fill Orders & Fall Planting Crop No Planting Corn Planting No Planting Wheat Planting Nirtrogen Need Fill Orders & Topdress Topdress & Sidedress Fill Orders Fill Orders & Topdress * Prompt Pricing & Prompt Shipments * Prompt Pricing & Prompt Shipments * Prompt Pricing & Prompt Shipments * Prompt Pricing & Prompt Shipments Pricing & Shipments * Forward Pricing for Prepay Orders for Q2 Delivery * Delivery of Prior Year & Q1 Prepay Orders * Forward Pricing for Prepay Orders for Q4 Delivery * Forward Pricing for Prepay Orders for Q1 & Q2 Next Yr. Delivery * Delivery of Prior Year Prepay Orders * Delivery of Q3 Prepay Orders UAN Netback Pricing 2012 $313 $329 $290 $274 $303 2011 $207 $300 $294 $334 $284 2010 $173 $204 $167 $173 $179 2009 $321 $223 $135 $135 $198 2008 $344 $328 $321 $325 $303